EXHIBIT 99.3

FOR IMMEDIATE RELEASE

AMAG PHARMACEUTICALS AND PALATIN TECHNOLOGIES ENTER INTO EXCLUSIVE LICENSING AGREEMENT FOR NORTH AMERICAN RIGHTS TO REKYNDATM (BREMELANOTIDE), A POTENTIAL TREATMENT FOR A COMMON FEMALE SEXUAL DISORDER

Two Phase 3 trials completed for Rekynda; co-primary endpoints met

Will address underserved medical condition with significant untapped market potential

Broadens AMAG’s presence in women’s health and leverages AMAG’s commercial capabilities and customer relationships

WALTHAM, Mass. and CRANBURY, NJ, January 9, 2017 - AMAG Pharmaceuticals, Inc. (Nasdaq: AMAG) together with Palatin Technologies, Inc. (NYSE MKT: PTN) today announced they have entered into an agreement for exclusive North American rights to develop and commercialize RekyndaTM (bremelanotide), an investigational product designed for on-demand treatment of hypoactive sexual desire disorder (HSDD) in pre-menopausal women, that has successfully completed two Phase 3 trials. The anticipated filing date in the U.S. for a new drug application (NDA) for Rekynda is in early 2018, with an anticipated approval and launch by early 2019.

“AMAG is excited to expand its women’s health portfolio with a product that could address a compelling medical problem that currently is under-addressed,” said William Heiden, chief executive officer of AMAG. “Rekynda is a natural extension of our existing women’s health platform and offers us a compelling opportunity to create awareness and educate patients and providers about this condition. HSDD can significantly impact self-image, relationships and the general well-being of millions of women.”

HSDD, the most common type of female sexual dysfunction (FSD), is characterized by low sexual desire that causes marked distress or interpersonal difficulties. HSDD affects approximately 15 million women in the United States.(1) Approximately 5.8 million of these women are pre-menopausal and have a primary diagnosis of HSDD.(2),(3),(4) Despite one HSDD

(1)  U.S Census Bureau, 2014; Shifren et all, Sexual Problems and Distress in United States Women; Obstetrics & Gynecology, Vol. 112, No. 5, November 2008

(2)  U.S. Census Bureau, 2015 American Community Survey 1-Year Estimates

therapy on the market today for pre-menopausal women, patient awareness and understanding of the condition remain extremely low, and few women currently seek treatment.(5)  Recent market research indicates that 95 percent of pre-menopausal women suffering from HSDD are unaware that it is a treatable medical condition and that the majority of these women would try a product like Rekynda, if recommended by their doctor.(6)

“As a potentially safe, on-demand treatment with a fast onset of action, Rekynda could offer an important therapeutic alternative for pre-menopausal women suffering from HSDD,” said Carl Spana, Ph.D., chief executive officer of Palatin Technologies. “AMAG’s commercial capabilities are uniquely suited to raise awareness and understanding of HSDD and the potential benefits of Rekynda to both providers and patients. I am confident that AMAG will drive a successful approval and launch of Rekynda in early 2019.”

Under the terms of the license agreement, AMAG will pay to Palatin $60 million of total upfront consideration, up to $80 million contingent upon achieving certain regulatory milestones and up to $300 million contingent upon meeting certain sales milestones. The first sales milestone is $25 million and would be triggered when Rekynda annual net sales in North America exceed $250 million. Additionally, AMAG expects to reimburse Palatin for up to $25 million of ongoing development expenses incurred by Palatin in connection with the remaining development of Rekynda in 2017. AMAG will also pay Palatin tiered royalties on net sales ranging from high single-digit to low double-digit percentages. AMAG expects the transaction to close in the first quarter of 2017.

“We are excited about the potential value Rekynda will create for shareholders as we diversify our women’s health portfolio,” said Frank Thomas, president and chief operating officer of AMAG. “HSDD is an under-diagnosed medical condition with significant untapped market potential, and we believe our experience in raising awareness and building patient education programs that directly engage women creates a unique opportunity for AMAG and for millions of women across the country.”

About RekyndaTM (bremelanotide)

Rekynda (bremelanotide), an investigational product, is thought to possess a novel mechanism of action, activating endogenous melanocortin pathways involved in sexual desire and response.

The two Phase 3 studies for HSDD in pre-menopausal women consisted of double-blind placebo-controlled, randomized parallel group studies comparing a subcutaneous dose of 1.75 mg Rekynda delivered via an auto-injector pen to placebo. Each trial consisted of more than 600 patients randomized in a 1:1 ratio to either the treatment arm or placebo with a 24 week

(3)  Mayo Clinic Proceedings: “Hypoactive Sexual Desire Disorder: International Society for the Study of Women’s Sexual Health (ISSWSH) Expert Consensus Panel Review,” Volume 92, Issue 1, January 2017

(4)  Burke Institute: Patient and Economic Flow Study, April 2016

(5)  Burke Institute: Patient Segmentation Insights, August 2016

(6)  Burke Institute: Patient and Economic Flow Study, April 2016

evaluation period. In both clinical trials, Rekynda met the pre-specified co-primary efficacy endpoints of improvement in desire and decrease in distress associated with low sexual desire as measured using validated patient-reported outcome instruments.

Women in the trials had the option, after completion of the trial, to continue in an ongoing open-label safety extension study for an additional 12 months. Nearly 80% of patients elected to remain in the open-label portion of the study, and all of these patients will continue to receive Rekynda.

In both Phase 2 and Phase 3 clinical trials, the most frequent adverse events were nausea, flushing, and headache (generally mild in nature).

Rekynda has no known alcohol interactions.

Advisors

Leerink Partners LLC served as financial advisor to AMAG on the transaction. AMAG’s legal advisor was Ropes & Gray LLP. Palatin’s financial advisor for the transaction was Greenhill & Co., LLC and its legal advisor was Thompson Hine LLP.

About AMAG

AMAG is a biopharmaceutical company focused on developing and delivering important therapeutics, conducting clinical research in areas of unmet need and creating education and support programs for the patients and families we serve. Our products support the health of patients in the areas of maternal health, anemia management and cancer supportive care. Through CBR®, we also help families to preserve newborn stem cells, which are used today in transplant medicine for certain cancers and blood, immune and metabolic disorders, and have the potential to play a valuable role in the ongoing development of regenerative medicine. For additional company information, please visit www.amagpharma.com.

About Palatin Technologies

Palatin Technologies, Inc. is a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential.  For additional information regarding Palatin, please visit Palatin’s website at www.Palatin.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including but not limited to statements regarding: AMAG’s anticipated expansion in women’s health through the licensing transaction with Palatin Technologies, Inc. and plans regarding the development activity of Rekynda; the structure of planned and pending Rekynda clinical trials; the expected timeline, indications and expenditures for clinical development and commercialization of Rekynda, including the timing for the new drug application (NDA), subsequent regulatory action by the Food and Drug Administration and commercial launch; Rekynda’s strategic fit for AMAG’s women’s health business; the competitive landscape and the breadth of the female sexual dysfunction (FSD) and hypoactive sexual desire disorder (HSDD) markets and Rekynda’s potential benefits and market potential; the expected timing for the closing of the transaction, the timing and value of payments by AMAG under the licensing transaction; and the potential value Rekynda will create for AMAG’s shareholders are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include: (1) the possibility that the closing conditions set forth in the license agreement, including, if required, Palatin’s delivery of any financial statements to be filed by AMAG under Rule 3-05 of Regulation S-X, will not be met and that the parties will be unable to consummate the proposed transactions, (2) uncertainties regarding AMAG’s and Palatin’s ability to successfully and timely complete clinical development programs and obtain regulatory approval for Rekynda in North America, (3) the possibility that significant safety or drug interaction problems could arise with respect to Rekynda, (4) the ability of AMAG to raise awareness and understanding of HSDD and the potential benefits of Rekynda (5) uncertainties regarding the manufacture of Rekynda, (6) uncertainties relating to AMAG’s and Palatin’s patents and proprietary rights associated with Rekynda in North America, (7) that the cost of the transaction to AMAG will be more than planned and/or will not provide the intended positive financial results, (8) that AMAG or Palatin will fail to fully perform under the license agreement, (9) uncertainty regarding AMAG’s ability to compete in the FSD market in North America, and (10) other risks identified in AMAG’s and Palatin’s Securities and Exchange Commission (SEC) filings, including each of AMAG’s and Palatin’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 and subsequent filings with the SEC. AMAG and Palatin caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.

AMAG and Palatin disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

AMAG Pharmaceuticals® is a registered trademark of AMAG Pharmaceuticals, Inc. RekyndaTM is a trademark of Palatin Technologies, Inc.

CONTACTS:

Investors for AMAG:

Linda Lennox

Vice President, Investor Relations

908-627-3424

Media for AMAG:

Katie Payne

Vice President, External Affairs

202-669-6786

Investors for Palatin:

Stephen T. Wills, CPA, MST
Chief Operating Officer / Chief Financial Officer
609-495-2200 / info@palatin.com

Media for Palatin:

Paul Arndt, MBA, LifeSci Advisors, LLC
Managing Director
646-597-6992 / paul@lifesciadvisors.com